UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2008

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136424	20-3699764
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Bayside Technology Center 46531 Fremont Blvd. Fremont, CA		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2008, WaferGen Bio-systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) relating to the issuance and sale of an aggregate of 1,585,550 shares (the “Shares”) of the Company's common stock and warrants to purchase an aggregate of up to 634,220 shares of the Company’s common stock (the “Warrants”, and together with the Shares, the “Securities”), in a private placement transaction (the “Private Placement”). The aggregate purchase price for the Securities will be $3,559,987.50. The closing of the Private Placement is subject to customary closing conditions. A copy of the Securities Purchase Agreement is attached hereto and incorporated herein by reference as Exhibit 10.1.

The Warrants will be exercisable for an aggregate of up to 634,220 shares of the Company’s common stock with an exercise price of $3.00 per share, subject to weighted average anti-dilution protection. The Warrants will be immediately exercisable with a five-year term. Under certain circumstances, the Warrants will be exercisable using cashless exercise. A copy of the form of Warrant is attached hereto and incorporated herein by reference as Exhibit 10.2.

The Securities Purchase Agreement contains certain negative covenants that restrict: (i) for 180 days after the closing of the Private Placement, the ability of the Company and its subsidiaries from issuing shares of common stock or equivalents (subject to certain exempt issuances) and (ii) for 24 months after May 19, 2008, the ability of the Company to enter into variable rate transactions. The investors are also entitled to piggyback registration rights under the Securities Purchase Agreement. In addition, pursuant to the terms of the Securities Purchase Agreement, the Company agreed to indemnify the Purchasers and their respective directors, officers, shareholders, members, partners, employees and agents against certain liabilities (if any) in connection with the Private Placement.

The Purchasers include The Shivji Family Trust dated June 12, 2000, which is an affiliate of Alnoor Shivji (the Company’s Chairman, President and Chief Executive Officer), and Cojack Investment Opportunities, LLC, which is an affiliate of Dr. Raymond Dean Hautamaki (a member of the Company’s board of directors) and certain other investors that participated in the Company’s previous private placements. The Shivji Family Trust dated June 12, 2000 and Cojack Investment Opportunities, LLC, in the aggregate, agreed to purchase (for an aggregate purchase price of $283,747.50), 126,110 Shares and Warrants to purchase an aggregate of up to 50,444 shares of the Company’s common stock. The Shivji Family Trust dated June 12, 2000 and Cojack Investment Opportunities, LLC will each participate in the Private Placement on substantially the same terms as the other Purchasers.

The foregoing summary of the terms of the Securities Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the form of the Warrants, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares and the Warrants are being offered and sold to accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company is relying upon the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated hereunder. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Shares and the Warrants and the shares of the Company’s common stock issuable upon conversion of the Warrants.

Item 7.01 Regulation FD Disclosure.

On May 19, 2008, the Company issued a press release announcing the signing of the Private Placement and the signing of a separate private placement by the Company’s Malaysian subsidiary, WaferGen Biosystems (M) Sd. Bhd. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit	Description
10.1	Securities Purchase Agreement, dated as of May 19, 2008, by and among WaferGen Bio-systems, Inc. and the purchasers identified on the signature pages thereto*
10.2	Form of Warrant
99.1	Press release issued by WaferGen Bio-systems, Inc. on May 19, 2008
* Schedules and exhibits have been omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.

Date: May 20, 2008	By:	/s/ Alnoor Shivji
Alnoor Shivji
Chairman, President and Chief Executive Officer